TIDAL TRUST I 485BPOS

Exhibit 99.(h)(i)(2)

SECOND AMENDMENT

TO THE AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of October 9, 2025, to the Amended and Restated Fund Administration Servicing Agreement (the “Agreement”) dated as of June 2, 2025, is entered into by and between Tidal Trust I (f/k/a Tidal ETF Trust), a Delaware statutory trust (the “Trust”), and Tidal ETF Services LLC, a Delaware limited liability company (“Tidal”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to add the following series of the Trust to Exhibit A:

●	FINQ FIRST U.S. Large Cap AI-Managed Equity ETF

●	FINQ DOLLAR NEUTRAL U.S. Large Cap AI-Managed Equity ETF

; and

WHEREAS, the parties desire to amend the Agreement to reflect the following Fund name change:

●	Academy Veteran Bond ETF (f/k/a Academy Veteran Impact ETF)

; and

WHEREAS, Section 11 of the Agreement allows for its amendment by written agreement executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST I (f/k/a Tidal ETF Trust) On behalf of each series listed on Amended Exhibit A attached hereto		TIDAL ETF SERVICES LLC

By:	/s/ Eric Falkeis	By:	/s/ Daniel Carlson
Name:	Eric Falkeis	Name:	Daniel Carlson
Title:	President	Title:	Co-Founder & Chief of Staff

Amended Exhibit A to the Amended and Restated Fund Administration Servicing Agreement

Separate Series of Tidal Trust I

Name of Series

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Enhanced Yield ETF
SoFi Agentic AI ETF

RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF

SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF
ATAC Equity Leverage Rotation ETF

ATAC Rotation Fund

Gotham Enhanced 500 ETF
Gotham 1000 Value ETF
Gotham Short Strategies ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Dividend Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

SonicShares™ Global Shipping ETF

ZEGA Buy and Hedge ETF

FolioBeyond Alternative Income and Interest Rate Hedge ETF

FolioBeyond Enhanced Fixed Income Premium ETF

Residential REIT ETF
Intelligent Real Estate ETF

Aztlan Global Stock Selection DM SMID ETF
Aztlan North America Nearshoring Stock Selection ETF

Unlimited HFND Multi-Strategy Return Tracker ETF
Unlimited HFEQ Equity Long/Short ETF
Unlimited HFGM Global Macro ETF
Unlimited HFEV Event Driven ETF
Unlimited HFFI Fixed Income ETF
Unlimited HFEM Emerging Markets ETF
Unlimited HFMF Managed Futures ETF
Unlimited Ultra HFND Multi-Strategy ETF
Unlimited Low-Beta HFND Multi-Strategy ETF

God Bless America ETF

Academy Veteran Bond ETF

Unusual Whales Subversive Democratic Trading ETF
Unusual Whales Subversive Republican Trading ETF

Digital Asset Debt Strategy ETF

The Free Markets ETF

Dana Unconstrained Equity ETF

Dana Concentrated Dividend ETF

Dana Limited Volatility ETF

SMART Trend 25 ETF

SMART Earnings Growth 30 ETF

FINQ FIRST U.S. Large Cap AI-Managed Equity ETF

FINQ DOLLAR NEUTRAL U.S. Large Cap AI-Managed Equity ETF

4